Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of WorldQuest Networks, Inc. (the “Company”) on Form 10KSB/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, B. Michael Adler, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:     /s/ B. Michael Adler
     Name: B. Michael Adler
     Title: President and Chief Executive Officer

April 30, 2004